UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________

Date of report (Date of earliest event reported):  January 28, 2011

LAKE SHORE BANCORP, INC.
(Exact name of registrant as specified in its charter)

United States (State or other jurisdiction of incorporation)	000-51821 (Commission File Number)	20-4729288 (IRS Employer Identification No.)

125 East Fourth Street, Dunkirk, NY 14048
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           As previously reported, Lake Shore Bancorp, Inc. (the “Company”) and Lake Shore Savings Bank (the “Bank”), the Company’s wholly-owned subsidiary, each appointed Daniel P. Reininga as President and Chief Executive Officer of the Company and the Bank effective as of January 28, 2011.  On January 28, 2011, in connection with the appointment, the Company and the Bank each entered into a separate employment agreement (collectively, the “Employment Agreement”) with Mr. Reininga.  The Employment Agreements do not provide for any duplicative payments.  The Employment Agreements replace the change in control agreement previously entered into between Mr. Reininga, the Company and the Bank.

The Employment Agreement provides for a three-year term and the term extends on an annual basis, unless written notice of non-renewal is given by the Board of Directors of the Company, Bank or by Mr. Reininga.  The Employment Agreement provides for a base salary of $225,000.  In addition, the Employment Agreement provides for, among other things, participation in the Company’s and Bank’s employee benefits plans.  The Employment Agreement provides for termination by the Company or Bank for “cause,” as defined in the Employment Agreement, at any time.

If the Company or Bank terminates Mr. Reininga’s employment for a reason other than for “cause,” or if Mr. Reininga resigns from the Company or Bank for “good reason” (as defined in the Employment Agreement), then Mr. Reininga will be entitled to receive a lump-sum severance payment equal to the value of the salary, bonus, short-term and long-term cash compensation that Mr. Reininga received in the calendar year preceding the year in which the termination of employment occurred, divided by twelve and then multiplied by the number of months in the remaining term of the Employment Agreement. In addition, Mr. Reininga will be entitled to continued life, health, dental, accident and long-term disability insurance benefits during the remaining term of the Employment Agreement, with Mr. Reininga responsible for the employee portion of the premiums.  Upon the termination of Mr. Reininga’s employment under these circumstances, Mr. Reininga must adhere to a three-year non-competition restriction.

In the event the Bank or the Company terminates Mr. Reininga’s Employment Agreement following a change of control or a pending change of control (as defined in the Employment Agreement), Mr. Reininga will be entitled to the payments and benefits described in the prior paragraph, provided, however, that the remaining term of the Employment Agreement will be deemed to be three full years.

A copy of the Company and Bank Employment Agreement is filed as Exhibit 10.1 and 10.2 hereto and is incorporated by reference herein. The foregoing summary is qualified in its entirety by the full text of the Employment Agreement.

On January 28, 2011, the Bank entered into an Amended and Restated Change of Control Agreement with Rachel A. Foley, the Chief Financial Officer of the Company and Bank.  The Amended and Restated Change of Control Agreement replaces the change of control agreement previously entered into with Ms. Foley.   The change of control agreement was amended and restated to clarify certain provisions of the agreement.  The level of benefits payable under the agreement were not increased.  A copy of the Amended and Restated Change of Control Agreement is filed as Exhibit 10.3 hereto and is incorporated by reference herein. The foregoing summary is qualified in its entirety by the full text of the Change of Control Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Daniel P. Reininga and Lake Shore Bancorp, Inc.

10.2	Employment Agreement between Daniel P. Reininga and Lake Shore Savings Bank

10.3	Amended and Restated Change of Control Agreement between Rachel A. Foley and Lake Shore Savings Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, INC.

By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer

Date: February 3, 2011